EXHIBIT A (99.1)

DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company.  Except as indicated below, each such person is a citizen of the United States.  None of the directors and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Directors of The Coca-Cola Company who are also executive officers of The Coca-Cola Company are indicated by an asterisk.  Except as indicated below, the business address of each executive officer of The
Coca-Cola Company is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

E. Neville Isdell*	Chairman, of the Board of Directors of The Coca-Cola Company Mr. Isdell is a citizen of Ireland.

Muhtar Kent*	President and Chief Executive Officer of The Coca-Cola Company

Herbert A. Allen	President, Chief Executive Officer, Director and Managing Director of Allen & Company Incorporated, a privately held investment firm	Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022

Ronald W. Allen	Consultant to and advisory director of Delta Air Lines, Inc., a major U.S. air transportation company	The Coca-Cola Company One Coca-Cola Plaza Atlanta, GA 30313

Cathleen P. Black	President of Hearst Magazines, a unit of The Hearst Corporation, a major media and communications company	Hearst Magazines 300 West 57th Street 43rd Floor New York, New York 10019

Barry Diller	Chairman of the Board and Chief Executive Officer of InterActiveCorp, an interactive commerce company	IAC/InterActiveCorp 555 West 18th Street New York, New York 10011

Alexis M. Herman	Chair and Chief Executive Officer, New Ventures, LLC, a corporate consulting company	New Ventures, Inc. 1333 H Street, N.W. West Tower – Ninth Floor Washington, D.C. 20005

Donald R. Keough	Nonexecutive Chairman of the Board of Allen & Company Incorporated, a privately held investment firm, and nonexecutive Chairman of the Board of Allen & Company LLC, an investment banking firm	DMK International 200 Galleria Parkway Suite 970 Atlanta, Georgia 30339

Maria Elena Lagomasino	Chief Executive Officer, GenSpring Family Offices, LLC, an investment advisory firm	GenSpring Family Offices, LLC 13-15 West 54th Street, 3rd Floor New York, NY 10022

DIRECTORS OF THE COCA-COLA COMPANY – cont’d

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Donald F. McHenry

Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service, Georgetown University; a principal owner and President of The IRC Group, LLC, a Washington, D.C. consulting firm

School of Foreign Service Georgetown University Intercultural Center (ICC) Room 511 Washington, D.C. 20057

Sam Nunn	Co-chairman and Chief Executive Officer of Nuclear Threat Initiative	The Sam Nunn School of International Affairs Georgia Institute of Technology 781 Marietta Street Atlanta, Georgia 30318

James D. Robinson III

General Partner of RRE Ventures, a private information technology investment firm; President of JD Robinson, Inc, a strategic advising firm; and Chairman of Violy, Byorum & Partners Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America

RRE Investors, LLC 22nd Floor 126 East 56th Street New York, NY 10022

Peter V. Ueberroth	Investor and Chairman of The Contrarian Group, Inc., a business management company	The Contrarian Group, Inc. Suite 111 1071 Camelback Street Newport Beach, CA 92660

Jacob Wallenberg	Chairman of the Board of Investor AB, a Swedish industrial holding company	Investor AB Arsenalsgatan 8C SE-103 32 Stockholm SWEDEN

James B. Williams	Retired Chairman of Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company	SunTrust Banks, Inc. P.O. Box 4418 Atlanta, GA 30302

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

E. Neville Isdell	Chairman, Board of Directors of The Coca-Cola Company

Muhtar Kent	President and Chief Executive Officer of The Coca-Cola Company

Alexander B. Cummings	Executive Vice President and Chief Administrative Officer of The Coca-Cola Company

Ahmet C. Bozer	President of the Eurasia and Africa Group of The Coca-Cola Company

J. Alexander M. Douglas	Senior Vice President of The Coca-Cola Company and President of the North America Group of The Coca-Cola Company

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY – cont’d

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Gary P. Fayard	Executive Vice President and Chief Financial Officer of The Coca-Cola Company

Irial Finan	Executive Vice President of The Coca-Cola Company and President, Bottling Investments and Supply Chain

Glenn G. Jordan	President of the Pacific Group of The Coca-Cola Company

Geoffrey J. Kelly	Senior Vice President and General Counsel of The Coca-Cola Company

Robert Leechman	Chief Customer and Commercial Officer of The Coca-Cola Company

Cynthia P. McCague	Senior Vice President of The Coca-Cola Company and Director of Human Resources

Dominique Reiniche	President of the Europe Group of The Coca-Cola Company

José Octavio Reyes	President of the Latin America Group of The Coca-Cola Company

Joseph V. Tripodi	Senior Vice President and Chief Marketing and Commercial Officer of The Coca-Cola Company

Jerry S. Wilson	Senior Vice President of The Coca-Cola Company and President of The McDonald’s Group Worldwide

MANAGERS AND EXECUTIVE OFFICERS OF THE COCA-COLA TRADING COMPANY LLC

Set forth below is the name, business address and present occupation or employment of each manager and executive officer of The Coca-Cola Trading Company LLC.  Except as indicated below, each such person is a citizen of the United States.  None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Managers of The Coca-Cola Trading Company LLC who are also executive officers of The Coca-Cola Trading Company LLC are indicated by an asterisk.  Except as indicated below, the business address of each manager and executive officer of The Coca-Cola Trading Company LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF THE COCA-COLA TRADING COMPANY, LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Harry L. Anderson	Vice President and Controller of The Coca-Cola Company

William D. Hawkins III*	Vice President and General Tax Counsel of The Coca-Cola Company

Marie D. Quintero-Johnson	Vice President of The Coca-Cola Company and Director of Mergers and Acquisitions

EXECUTIVE OFFICERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Kenneth L. Carty	Vice President of Procurement and Chief Procurement Officer of The Coca-Cola Company; President of The Coca-Cola Trading Company LLC

William D. Hawkins III	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Trading Company LLC

Gary P. Fayard	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of The Coca-Cola Trading Company LLC

DIRECTORS AND EXECUTIVE OFFICERS OF COCA-COLA OASIS, INC.

Set forth below is the name, business address, present occupation or employment of each director and executive officer of Coca-Cola Oasis, Inc.  Except as indicated below, each such person is a citizen of the United States.  None of the directors and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Directors of Coca-Cola Oasis, Inc. who are also executive officers of Coca-Cola Oasis, Inc. are indicated by an asterisk.  Except as indicated below, the business address of each director and executive officer of Coca-Cola Oasis, Inc. is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF COCA-COLA OASIS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

David M. Taggart*	Senior Vice President and Treasurer of The Coca-Cola Company

William D.Hawkins III*	Vice President and General Tax Counsel of The Coca-Cola Company

Gary P. Fayard*	Executive Vice President of The Coca-Cola Company

EXECUTIVE OFFICERS OF COCA-COLA OASIS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

David M. Taggart	Senior Vice President and Treasurer of The Coca-Cola Company; President and Treasurer of Coca-Cola Oasis, Inc.

Gary P. Fayard	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Chief Financial Officer of Coca-Cola Oasis, Inc.

William D. Hawkins III	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of Coca-Cola Oasis, Inc.

DIRECTORS AND EXECUTIVE OFFICERS OF CAROLINA COCA-COLA

BOTTLING INVESTMENTS, INC.

Set forth below is the name, business address, present occupation or employment of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc.  Except as indicated below, each such person is a citizen of the United States.  None of the directors and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Directors of Carolina Coca-Cola Bottling Investments, Inc. who are also executive officers of Carolina Coca-Cola Bottling Investments, Inc. are indicated by an asterisk.  Except as indicated below, the business address of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Harry L. Anderson*	Vice President and Controller of The Coca-Cola Company

William D. Hawkins III	Vice President and General Tax Counsel of The Coca-Cola Company

Marie D. Quintero-Johnson	Vice President of The Coca-Cola Company and Director of Mergers and Acquisitions

EXECUTIVE OFFICERS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Gary P. Fayard	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; President of Carolina Coca-Cola Bottling Investments, Inc.

Harry L. Anderson	Vice President and Controller of The Coca-Cola Company; Vice President and Chief Financial Officer of Carolina Coca-Cola Bottling Investments, Inc.

David M. Taggart	Senior Vice President and Treasurer of The Coca-Cola Company; Vice President, Treasurer and Assistant Secretary of Carolina Coca-Cola Bottling Investments, Inc.